Monday                                                        Media Contact:
June 26, 2000                                     Ginny Mackin  704-383-3715
                                                    Mary Eshet  704-383-7777

                                                           Investor Contact:
                                                  Alice Lehman  704-374-4139
                                                 Herb Althouse  704-383-9404

                FIRST UNION TO IMPLEMENT STRATEGIC REPOSITIONING
                ------------------------------------------------

 Will Exit Non-Core Businesses; Reduce Risk and Focus on High Growth Businesses;
                      Expects Lower Second Quarter Earnings
                    And $2.8 Billion Net Restructuring Charge

CHARLOTTE -- First Union Corporation (NYSE:FTU) today announced a strategic repositioning for the future that will intensify the company's focus on high-growth businesses and improve its risk profile as it exits non-core lines of business.

The disposition of various businesses and assets is currently estimated to result in restructuring and other charges of approximately $2.8 billion after tax, net of an estimated $1 billion in after-tax gains from the sale of non-core businesses. These actions will free up approximately $1 billion of capital for reinvestment in core businesses and share repurchases. While the bulk of the charges are related to a decision to discontinue home equity lending activities at The Money Store, the company is taking a number of other actions to reposition itself for the future. As a result, First Union has established a long-term core annual EPS growth goal after 2001 of 10 percent to 12 percent.

First Union now expects earnings for the second quarter of 2000 of approximately $0.72 to $0.74 per share before the restructuring and other charges of approximately $3.00 to $3.10 per share. First Union's core business lines are expected to contribute $0.63 to $0.65 to those earnings, with balance sheet strategies contributing the rest. Economic and market conditions that are adversely affecting core earnings include higher interest rate levels, soft capital markets for a number of securities products and services and weakness in parts of the health care industry. These conditions are currently affecting many in the financial services industry. Continued deterioration in The Money Store's performance is also adversely affecting second quarter earnings. First Union said that contributions to earnings from its core business lines and balance sheet strategies are expected to be relatively flat for the rest of 2000. Following the completion of the restructuring, balance sheet strategies are expected to contribute less to total operating earnings beginning in 2001 and beyond.

"Over the past six months, we have conducted an intensive strategic review of our businesses," said Ken Thompson, First Union president and chief executive officer. "Together with the company's senior management team and the Board of Directors, we evaluated each of our business lines using strict financial and strategic criteria.

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FIRST UNION TO IMPLEMENT STRATEGIC REPOSITIONING/page 2
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"First Union will exit businesses that do not meet our performance criteria and where we do not have the scale to compete effectively," he said. "We will concentrate on business lines with higher growth opportunities such as asset management, brokerage, wealth management, small business banking, e-commerce and high growth areas within capital markets. We believe these business lines are best positioned to leverage the company's strong foundation of a superior multi-channel distribution network, an extensive product set and deep customer relationships. This gives our company a sharper focus and a stronger platform for growth."

As an essential element of this strategic realignment, First Union will reduce its interest rate risk by the sale of up to $13 billion of investment securities that have yields below current market interest rates. The company will also improve its credit risk profile by the accelerated sale of approximately $900 million of poorly performing loans, principally in the health care industry.

Following an extensive review of The Money Store, First Union has determined that its long-term profitability outlook and risk profile are inconsistent with First Union's strategic plan. Accordingly, First Union will cease The Money Store home equity loan originations and terminate all future home equity lending activities related to The Money Store other than loan servicing and portfolio management.

Thompson said: "Although taking these actions with respect to The Money Store requires that we record substantial restructuring and other charges, we have decided to take these actions now so that we can focus on our core businesses, reduce our risk and create more stable earnings."

These charges, substantially all of which are expected to be recognized in 2000, are currently estimated to amount to approximately $3.0 billion after tax in the second quarter. The estimated $800 million in remaining charges and estimated $1 billion in gains from the sale of non-core businesses are expected to be taken during the rest of the year. Of the total charges, approximately $1.7 billion represents a write-off of Money Store goodwill and therefore does not reduce regulatory capital.

First Union said it planned to take the following additional actions as part of the strategic restructuring:

o Mortgage: The servicing portfolio and platform of First Union Mortgage Corp. will be sold. The sale is expected to close in the third quarter of 2000. First Union intends to continue to offer First Union labeled mortgage loans to customers.

o Credit Cards: First Union is seeking a suitable buyer for its consumer and commercial credit card portfolios. First Union intends to continue to offer First Union labeled credit cards to customers.

o Branch Offices: First Union will sell approximately 80 to 90 branch office locations in markets where it lacks a leading market share.

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FIRST UNION TO IMPLEMENT STRATEGIC REPOSITIONING/page 3
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o    Balance Sheet Restructuring: First Union will sell investment securities having a book value of up to approximately $13 billion. This restructuring is expected to reduce interest rate sensitivity and also free up capital that can be reinvested in core businesses or used for share repurchases.

o Improve Credit Profile: First Union will sell approximately $500 million in nonperforming assets (NPAs) and $400 million in poorly performing loans to improve its credit risk profile. The company expects to recognize approximately $155 million (pre-tax) in losses on the NPAs it intends to sell. First Union will also add approximately $260 million (pre-tax) to its loan loss reserve. In addition, other reserves totaling $175 million (pre-tax) will be recorded in the second quarter of 2000 as a contingency for losses from discontinued businesses. These actions are included in the restructuring and other charges.

o Non-Core Business: First Union will continue to apply stringent financial and strategic criteria to its business lines, and as a result, additional non-core businesses may be exited or divested.

In approving the restructuring, the First Union board also concluded that it intends to maintain the current dividend rate on First Union common stock. In addition, First Union's board authorized the repurchase of up to an additional 50 million of First Union's outstanding shares of common stock.

First Union (NYSE:FTU), with $254 billion in assets and stockholders' equity of $17 billion, is a leading provider of financial services to 15 million retail and corporate customers throughout the East Coast and the nation. The company operates full-service banking offices in 12 East Coast states and Washington, D.C., and full-service brokerage offices in 43 states. Online banking products and services can be accessed through www.firstunion.com.

This news release contains various forward-looking statements. Amounts used herein could vary significantly as a result of market and other factors. Final amounts related to the subject matters herein will be set forth in the Corporation's 2000 Form 10-Q and Form 10-K filings with the SEC. A discussion of factors that could cause First Union's actual results to differ materially from those expressed in such forward-looking statements is included in First Union's 2000 filings with the SEC, including its Current Report on Form 8-K, dated June 26, 2000.

A recording of First Union's teleconference call will be available beginning at 1:30 p.m. eastern time today through Wednesday, July 5 midnight eastern time. The telephone number is 1-402-998-1383. Additional information is available at www.firstunion.com.